Exhibit 99.1

Compass Diversified Holdings Announces Changes to its Board of Directors; Long-Standing Director C. Sean Day Retires

Westport, Conn., July 5, 2023 – Compass Diversified Holdings (NYSE: CODI), an owner of leading middle market businesses, announced today that Mr. C. Sean Day retired from the Board of Directors (the “Board”) of Compass Group Diversified Holdings LLC (together with CODI, the “Company”), effective as of June 30, 2023, for personal health reasons. Mr. Day joined the Board in 2006, concurrent with CODI’s initial public offering, and served as Board Chair until July of 2022.
“Sean has played an integral role at CODI and for our stakeholders over the past 17 years. His insightful, thoughtful and steady leadership was invaluable, especially as we transformed our subsidiaries towards higher growth, increased size, value and complexity,” said Elias Sabo, CEO. “On behalf of the Board and all of our employees, we want to thank him for his years of dedicated service to the Company. It has been an honor to work with such a tremendous professional. He has been instrumental in positioning the Company for sustained future success.”
“Serving CODI as a director and as Board Chair has been an honor,” said Mr. Day. “I am grateful to the organization’s executives, employees and my fellow Board members, past and present, for the meaningful collaboration and shared commitment to the Company’s success. I am excited about the future of CODI as I believe it remains well-positioned to continue executing on its strategy under outstanding leadership.”
The Board has elected a new director, Ms. Heidi Locke Simon, to fill the vacancy following the departure of Mr. Day. Ms. Locke Simon’s service commenced on July 5, 2023, and will serve as a director until the next election of directors at the Company’s annual shareholders’ meeting in fiscal year 2024. Ms. Locke Simon has been designated as a member of the Board’s Audit Committee.
From 1993 to 2012, Locke Simon was a partner at Bain & Company, a global management consulting organization, where she was a founding member of the firm’s private equity practice. Prior to her service at Bain & Company, she was an Investment Banking Analyst at Goldman, Sachs & Co. She has also served as a director of Teekay Corporation (NYSE: TK) since 2017 and holds an MBA from Harvard Business School.
Larry Enterline, Board Chair, added: “We are delighted to welcome Heidi to our Board. Her extensive and complementary expertise in management consulting and investment banking will be a valuable addition to our Board. The Board’s refreshment efforts over the past three years reflect CODI's continued commitment to a strong, independent Board comprised of individuals with diverse backgrounds, expertise and skillsets that align with the Company's strategic priorities.”
About Compass Diversified
Since its founding in 1998, and IPO in 2006, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the future performance of CODI. Words such as "believes," "expects," “will,” “anticipates,” “intends,” “continue,” "projects," “potential,” “assuming,” and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, some of which are not currently known to CODI. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations
Compass Diversified
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Gateway Group
Cody Slach
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CODI@gateway-grp.com

Media Relations
The IGB Group
Leon Berman
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